Exhibit 10.3

EXECUTION VERSION

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT, dated as of October 14, 2022 (this “Agreement”), is entered into by and among ORCIC JV WH II LLC, a limited liability company organized under the laws of the State of Delaware, in its capacity as borrower under the Loan Agreement referred to below (the “Borrower”) and together with the Borrower and each CLO Subsidiary from time to time party to the Loan Agreement, the “Borrower Parties”), ORCIC BC 9 LLC, a limited liability company organized under the laws of the State of Delaware, in its capacity as collateral manager under the Loan Agreement referred to below (the “Collateral Manager”), and U.S. Bank Trust Company, National Association (“U.S. Bank”), a national banking association, in its capacity as collateral administrator (in such capacity, the “Collateral Administrator”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Collateral Manager, Royal Bank of Canada, as administrative agent (the “Administrative Agent”), U.S. Bank, as collateral custodian (in such capacity, the “Collateral Custodian”), each CLO Subsidiary from time to time party thereto (the “CLO Subsidiaries”) and the Lenders from time to time party thereto (the “Lenders”) have entered into that certain Revolving Loan Agreement dated as of the date hereof (as may be amended, modified and/or supplemented from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed to make loans to the Borrower;

WHEREAS, pursuant to the terms of the Loan Agreement, the Borrower Parties pledged certain Collateral as security for the Obligations;

WHEREAS, the Borrower Parties wish to engage the Collateral Administrator to perform on its behalf certain administrative duties with respect to the Collateral pursuant to the Loan Agreement; and

WHEREAS, the Collateral Administrator, on behalf of the Borrower Parties, is prepared to perform certain specified obligations of the Borrower Parties or the Collateral Manager (on the Borrower Parties’ behalf) under the Loan Agreement and certain other services as specified herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Loan Agreement.

2. Powers and Duties of the Collateral Administrator and the Collateral Manager.

(a) The Borrower Parties hereby appoint as their agent U.S. Bank in the capacity of Collateral Administrator and U.S. Bank hereby accepts its appointment as the Borrower Parties’ agent and shall act in the capacity of Collateral Administrator for the Borrower Parties until the earlier of U.S. Bank’s resignation or removal pursuant to Section 7 hereof or termination of this Agreement pursuant to Section 7 hereof. The Collateral Administrator shall assist the Borrower Parties and the Collateral Manager by maintaining a database on certain characteristics of the Collateral on an ongoing basis and providing to the Borrower Parties and the Collateral Manager (and, where applicable, the Borrower’s Independent certified public accountants) certain reports, schedules, calculations and other data which the Borrower Parties are required to prepare and deliver under the Loan Agreement, and provide the Borrower Parties and the Collateral Manager reasonable cooperation in respect thereof. The Collateral Administrator’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically provided for in this Agreement. The Collateral Administrator shall not be deemed to assume the obligations of the Borrower Parties or the Collateral Manager under the Loan Agreement or other Transaction Documents.

(b) The Collateral Administrator shall perform the following functions:

(i) Create a database with respect to the Collateral credited to the Accounts (the “Collateral Database”) within 30 days of the Closing Date;

(ii) Permit access to the information in the Collateral Database by the Collateral Manager and the Borrower Parties;

(iii) Update the Collateral Database promptly for ratings changes;

(iv) Update the Collateral Database promptly for Collateral Obligations, Equity Securities and Permitted Investments acquired or sold or otherwise disposed of and for any amendments or changes to the amounts or interest rates on Collateral Obligations;

(v) Track the receipt and daily allocation of cash to the Interest Collection Account and Principal Collection Account and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions to such Accounts as of the close of business on the preceding Business Day;

(vi) Prepare and arrange for the delivery of each (A) Monthly Report pursuant to Section 5.1(h) of the Loan Agreement, (B) Daily Report pursuant to Section 5.1(j) of the Loan Agreement, and (C) Payment Date Statement, in each case on the basis of the information contained in the Collateral Database as of the applicable date of determination and information provided by the Collateral Manager in accordance with the Loan Agreement;

(vii) Based on the information provided by the Collateral Manager, prepare and provide to the Administrative Agent, the Collateral Custodian, the Collateral Manager, the Equity Investors and the Rating Agency on each Payment Date the Monthly Loan File;

(viii) Assist and reasonably cooperate with the Independent certified public accountants in the preparation of those reports required under Section 5.1(g) of the Loan Agreement by providing such accountants with information in the possession of the Collateral Administrator and contained in the Collateral Database; and

(ix) Provide the Collateral Manager with such other information as may be reasonably requested in writing by the Collateral Manager and as is within the possession of the Collateral Administrator and that may be provided without unreasonable burden or expense.

(c) Not later than the day on which the Borrower Parties are required to provide (i) each Monthly Report pursuant to Section 5.1(h) of the Loan Agreement, (ii) each Daily Report pursuant to Section 5.1(j) of the Loan Agreement, (iii) each Monthly Loan File pursuant to Section 6.3(c) of the Loan Agreement or (iv) each Payment Date Statement pursuant to Section 2.7 or Section 2.8 of the Loan Agreement, as applicable, the Collateral Administrator shall calculate, using the information contained in the Collateral Database created by the Collateral Administrator pursuant to Section 2(b) above and any other Collateral information normally maintained by U.S. Bank, in its capacity as Collateral Custodian, and subject to the Collateral Administrator’s receipt from (x) the Collateral Manager of the information required to be provided by Section 5.1(h)(xv) of the Loan Agreement, and (y) the Administrative Agent of the determination of the applicable Benchmark and the amounts payable in respect of the Funded Loans, each item required to be stated in such Monthly Report, Daily Report, Monthly Loan File or Payment Date Statement in accordance with the Loan Agreement and provide such information to the Collateral Manager so that the Collateral Manager may confirm such results. The Collateral Manager shall use reasonable efforts to supply in a timely fashion any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Collateral and reasonably need to complete the reports and statements required to be prepared hereunder, provided that the foregoing shall not be construed to require the Collateral Manager to disclose information in violation of applicable laws or any obligations of confidentiality undertaken by the Collateral Manager for itself on behalf of the Borrower.

(d) The Collateral Manager shall reasonably assist and cooperate with the Collateral Administrator in connection with the preparation (including the calculations required hereunder) by the Collateral Administrator of the Monthly Reports, Daily Reports, Monthly Loan File and Payment Date Statements. Without limiting the generality of the foregoing, the Collateral Manager shall use reasonable efforts to advise the Collateral Administrator in a timely manner of the results of any determinations, designations and selections made by it relating to the acquisition or disposition of any Collateral Obligation, Permitted Investment or Equity Security under the Loan Agreement and supply the Collateral Administrator with such other information as is in the possession of the Collateral Manager that the Collateral Administrator may from time to time reasonably request with respect to the Collateral Obligations, Permitted Investments and Equity Securities as is reasonably needed to complete the reports and statements required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. The Collateral Manager shall review and verify the contents of the aforesaid reports and statements and to the extent any of the information in such reports and statement conflicts with data or calculations in the records of the Collateral Manager, the Collateral Manager shall notify the Collateral Administrator of such discrepancy and the Collateral Manager and the Collateral Administrator shall each use reasonable efforts in reconciling such discrepancy. The Collateral Administrator shall cooperate with the Collateral Manager in connection with the Collateral Manager’s review of the contents of the aforesaid reports and statements and shall provide such items within its possession to the Collateral Manager within a reasonably sufficient time (as agreed between the Collateral Manager and the Collateral Administrator) prior to any applicable due date to enable such review. The Collateral Manager shall cooperate with the Collateral Administrator by using reasonable efforts to answer questions posed by the Collateral Administrator that are reasonably related to such reports and statements to the extent the answers to such questions are within the knowledge of the Collateral Manager. Upon receipt of approval from the Collateral Manager, the Collateral Administrator shall transmit such reports and statements to the Borrower and shall otherwise distribute such reports and statement as required under the Loan Agreement.

If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action (each of which is consistent with the provisions of this Agreement), the Collateral Administrator may request written instructions (or verbal instructions, followed by written confirmation) from any of the Borrower Parties or from the Collateral Manager acting on behalf of the Borrower Parties, upon which the Collateral Administrator shall be entitled to rely without liability on its part, as to the appropriate course of action or methodology desired by it, and the Collateral Administrator shall be entitled to refrain from taking any action pending receipt of such instruction. If the Collateral Administrator does not receive such instructions within five Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action; provided that the Collateral Administrator, as promptly as possible, notifies the Collateral Manager and the Borrower Parties in writing (i) which course of action, if any, it has decided to take, or (ii) its decision to refrain from taking any course of action. The Collateral Administrator shall act in accordance with instructions received from the Collateral Manager after such five-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions and cannot cease taking such action without incurring cost or expense for which it will not be indemnified hereunder or cannot also take the action specified in such instructions.

The Collateral Administrator shall be entitled to rely on the advice of legal counsel selected with due care and Independent accountants in performing its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in accordance with the advice or opinion of such counsel.

Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

The Collateral Administrator shall have no obligation to determine Market Value, Moody’s Market Value or price (including, without limitation, the Discount Reference Price) in connection with any actions or duties under this Agreement, which shall be made by the Collateral Manager or the Administrative Agent, as applicable and reported to the Collateral Administrator.

3. Compensation. The Borrower Parties agree to pay, and the Collateral Administrator shall be entitled to receive, as compensation for the Collateral Administrator’s performance of the duties called for herein, the amounts set forth in the Collateral Custodian Fee Letter. The payment obligations to the Collateral Administrator pursuant to this Section 3 shall survive the termination of this Agreement and the resignation or removal of the Collateral Administrator. All payments hereunder, including, but not limited to indemnities, shall be paid pursuant to Section 2.7 or Section 2.8 of the Loan Agreement, as applicable (or as otherwise permitted under the Loan Agreement).

4. Limitation of Responsibility of the Collateral Administrator.

(a) The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without fraud, willful misconduct, gross negligence in the performance of, or reckless disregard of, its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of any of the Borrower Parties, the Collateral Manager, the Administrative Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Administrator. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator shall incur no liability to anyone in relying or acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document, electronic communication or paper reasonably believed by it to be genuine and reasonably believed by it to be signed, sent or presented by the proper party or parties. The Collateral Administrator (including in its capacity as Information Agent) shall not be bound to make any investigation into the facts or matters stated in any certificate, report, electronic communication or other document. The Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any non-affiliated agent or attorney appointed hereunder with due care by it. Neither the Collateral Administrator nor any of its Affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, the Borrower Parties or others, except by reason of acts or omissions by the Collateral Administrator constituting bad faith, willful misconduct or gross negligence in the performance of, or reckless disregard of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall not be liable for any action that an Authorized Officer of the Collateral Administrator takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder. The Collateral Administrator shall not be deemed to have notice or knowledge of any Event of Default or occurrence of the Termination Date unless an Authorized Officer of the Collateral Administrator has actual knowledge thereof or unless written notice thereof is received by an Authorized Officer of the Collateral Administrator. The Collateral Administrator shall not be required to risk or expend its own funds in performing its obligations hereunder. The Collateral Administrator shall have no responsibility or liability for (i) preparing, recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the correctness of any such financing statement, continuation statement, document or instrument or other such notice, (iii) taking any action to perfect or maintain the perfection of any security interest granted to any of the Secured Parties or otherwise or (iv) the validity or perfection of any such lien or security interest. It is expressly acknowledged by the Borrower Parties and the Collateral Manager that the application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall, in part, be based upon, and in reliance upon, data and information provided to it by the Administrative Agent, the Collateral Manager, the Borrower Parties or the underlying Obligor (or agent or trustee on such Obligor’s behalf or other Third Party Sources) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such persons. Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Administrative Agent, the Collateral Manager, any of the Borrower Parties or any other Person to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement or the other Transaction Documents, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof or the other Transaction Documents. With respect to the Collateral, the Collateral Administrator shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, obligor, issuer, agent or other similar party under an Underlying Instrument, a nationally recognized pricing service, a reputable financial information reporting source (including Bloomberg Financial Markets), a publicly available source providing information regarding interest rates (including the Reuters Screen or any successor source and any other data reporting service or website recommended by the Loan Syndications and Trading Association or the Alternative Reference Rates Committee (or such successor organization, as applicable)), any Relevant Governmental Body or similar party with respect to the related Collateral Obligation (collectively, “Third Party Sources”), or from the Borrower, the Portfolio Manager or the Administrative Agent, as applicable, and shall be entitled to update its records (as it may deem necessary or appropriate), on the basis of any such information or notices received without any obligation on its part to verify, investigate or recalculate such information.

(b) The Borrower Parties will pay, reimburse, indemnify and hold harmless the Collateral Administrator and its Affiliates, directors, officers, shareholders, agents, members and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature (including the reasonable fees and expenses of counsel and other experts), whether brought by or involving the Borrower or any third party, in respect of or arising from any acts or omissions performed or omitted by the Collateral Administrator, its Affiliates, directors, officers, shareholders, agents, members or employees hereunder, in the performance or observance of its duties or obligations under this Agreement or in the enforcement of this Agreement, including their indemnification rights; provided, the same are in good faith and without willful misconduct, fraud, gross negligence in the performance of, or reckless disregard of the Collateral Administrator’s duties hereunder. Such indemnification will be paid in accordance with Section 2.7 or Section 2.8 of the Loan Agreement, as applicable (or as otherwise permitted under the Loan Agreement).

(c) Anything in this Agreement notwithstanding, in no event shall the Collateral Administrator or the Collateral Manager be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits or diminution in value), even if the Collateral Administrator or the Collateral Manager, as applicable, has been advised of such loss or damage and regardless of the form of action.

(d) Nothing herein shall obligate the Collateral Administrator to determine: (i) if a Collateral Obligation meets the criteria specified in the definition thereof, (ii) the type, classification or characterization of any item of Collateral, including without limitation whether any Collateral Obligation is (A) an Additional Collateral Obligation, Asset-Backed Commercial Paper, Senior Secured Bond, First Lien Loan, Second Lien Loan, Senior Unsecured Loan or Subordinated Collateral Loan, or in any case a Participation Interest therein or (B) a Discount Obligation (including without limitation, whether a Collateral Obligation shall cease to be a Discount Obligation in accordance with the proviso to the definition thereof), an Applicable

Obligation, Bond, Bridge Loan, Caa1 Obligation, Haircut Caa1 Obligations, Cov-Lite Loan, Credit Risk Obligation, Defaulted Obligation, Deferrable Obligation, Deferring Obligation, Delayed Draw Loan, DIP Loan, Discount Obligation, Equity Kicker, Equity Security, Excess Concentration Obligation, First Lien Loan, First-Lien-Last-Out Loan, Fixed Rate Obligation, Floating Rate Obligation, Guarantee Obligation, Reference Rate Floor Obligation, Loan, Margin Stock, Middle Market Loan, Moody’s Non-Senior Secured Loan, Moody’s Senior Secured Loan, Permitted Deferrable Obligation, Revolving Loan, Second Lien Loan, Senior Unsecured Loan, Step Down Loan, Step Up Loan, Structured Finance Obligation, Subordinated Collateral Loan, Synthetic Security or Zero Coupon Loan, in each such case any such determination being based exclusively upon notification it receives from the Collateral Manager, (iii) whether a Maturity Amendment or Specified Change has occurred with respect to any Collateral Obligation, (iv) where an Obligor is Domiciled or other classification or characterization of an Obligor (including whether such Obligor is an Eligible Obligor), (v) the characterization of the facility type, interest rate, rate index or seniority of a Collateral Obligation, (vi) the Market Value or Moody’s Market Value of any Collateral Obligation, (vii) the reference “floor” rate of a Collateral Obligation or Equity Security, or (viii) any Breakage Costs, in each such case any such determination being based exclusively upon notification it receives from the Collateral Manager. Further, nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any Obligor is in default or in compliance with the Underlying Instruments governing or securing such Collateral Obligation, from time to time, the role of the Collateral Administrator hereunder being solely to perform only those functions as provided herein. For purposes of monitoring rating changes by each Rating Agency, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon publicly available information or any reputable electronic financial information reporting service (including the Bloomberg wire service) relating to ratings published by the Rating Agencies, and shall have no liability for any inaccuracies in such publicly available information (or such other financial information reporting service). This Section 4 shall survive the termination or assignment of this Agreement and the resignation or removal of the Collateral Administrator.

(e) Nothing herein shall in any way constitute a waiver or limitation of any rights which the Borrower Parties may have under any U.S. federal or state securities laws.

(f) The Collateral Administrator acknowledges that all amounts payable by the Borrower Parties hereunder, including any amounts payable pursuant to Sections 3 and 4(b), shall be payable solely from available funds in accordance with Section 2.7 or 2.8 of the Loan Agreement (or as otherwise permitted under the Loan Agreement). In the event that the Borrower Parties fail to pay any amount on the date when due under this Agreement solely by reason of the limitation on the payment of such amounts set forth in the Loan Agreement or because sufficient funds are not then available to pay such amounts in accordance with Section 2.7 or 2.8 of the Loan Agreement, the Borrower Parties shall not be deemed to have failed to pay such amount (and a default shall not be deemed to have occurred hereunder as the result thereof) and, the Collateral Administrator will continue to serve in such capacity hereunder.

(g) The Collateral Administrator shall not be bound to follow any amendment, modification, supplement or waiver to the Loan Agreement or other Transaction Document until it has received written notice of such amendment, modification, supplement or waiver and a copy thereof from the Borrower Parties or the Collateral Custodian; provided, however, that the Collateral Administrator shall not be bound by any amendment, modification, supplement or waiver to the Loan Agreement or other Transaction Document that adversely affects the obligations or rights of the Collateral Administrator (including, without limitation, any amendment or supplement that would (i) increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator or (ii) expand or restrict the Collateral Administrator’s discretion) unless the Collateral Administrator shall have consented thereto in writing.

(h) The Borrower agrees that it shall not permit any amendment, modification, supplement or waiver to the Loan Agreement or other Transaction Document that adversely affects the Collateral Administrator to become effective unless the Collateral Administrator has been given prior written notice of such amendment, modification, supplement or waiver and has consented thereto.

(i) The Collateral Administrator shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Term SOFR (or any Successor Rate or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Availability Event or any material disruption or other event relating to Term SOFR or any other Benchmark, (ii) any material disruption or other event relating to Term SOFR or any other Benchmark, (ii) to select, determine or designate any Successor Rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Successor Spread Adjustment or any other spread adjustment or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. The Collateral Administrator shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or the other Transaction Documents as a result of the unavailability of Term SOFR (or other applicable Benchmark or the Successor Rate) and absence of a designated replacement Benchmark or the Successor Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

5. No Joint Venture. Nothing contained in this Agreement (a) shall constitute the Collateral Administrator, the Borrower Parties and the Collateral Manager as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of any other.

6. Term. This Agreement shall continue in effect so long as the Loan Agreement remains in effect with respect to the Obligations, unless this Agreement has been previously terminated in accordance with Section 7 hereof; provided that the Collateral Administrator and the Collateral Manager shall be released from their respective obligations hereunder upon such party’s ceasing to act as Collateral Administrator or Collateral Manager, as applicable.

7. Termination.

(a) This Agreement may be terminated without cause by the Collateral Administrator upon not less than 90 days’ prior written notice to each other party hereto, the Equity Investors and the Administrative Agent.

(b) If at any time prior to payment in full of the Outstanding Funded Loans, U.S. Bank shall resign or be removed as Collateral Custodian under Section 7.8 of the Loan Agreement, such resignation or removal shall be deemed a resignation or removal of the Collateral Administrator hereunder.

(c) At the option of the Collateral Manager or the Borrower Parties (in each case, with the prior written consent of the Administrative Agent prior to the payment in full of the Obligations), this Agreement shall be terminated upon ten days’ written notice of termination from the Collateral Manager or the Borrower Parties to the Collateral Administrator, the Equity Investors and the Borrower Parties or the Collateral Manager, as applicable, if any of the following events shall occur:

(i) The Collateral Administrator shall default in the performance of any of its material duties under this Agreement and shall not cure such default within thirty days of receipt of written notice thereof (or, if such default cannot be cured in such time, shall not give within thirty days such assurance of the cure of such default as shall be reasonably satisfactory to the Collateral Manager and the Borrower Parties);

(ii) The Collateral Administrator is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(iii) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding-up or liquidation of its affairs; or

(iv) The Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

If any of the events specified in clauses (i), (ii), (iii) or (iv) of this Section 7(c) shall occur, the Collateral Administrator shall give prompt written notice thereof to the Collateral Manager, the Administrative Agent and the Borrower Parties of the happening of such event.

(d) Except when the Collateral Administrator shall be removed pursuant to Section 7(c) or shall resign pursuant to Section 7(e), no removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor collateral administrator reasonably acceptable to the Administrative Agent, the Collateral Manager, a Majority of the Equity Investors and the Borrower Parties shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement.

(e) Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor collateral administrator be obligated hereunder and without any liability for further performance of any duties hereunder upon at least 60 days’ prior written notice to the Collateral Manager, the Equity Investors and the Borrower Parties of termination upon the occurrence of either of the following events and the failure to cure such event within such 60 day notice period: (i) subject to Section 4(f) hereof, failure of the Borrower Parties to pay any of the amounts specified in Section 3 hereof within 60 days after such amount is due pursuant to Section 4 hereof or (ii) failure of the Collateral Manager or the Borrower Parties to provide any indemnity payment or expense reimbursement payable to the Collateral Administrator hereunder by such Person within 60 days of the receipt by the Collateral Manager, the Equity Investors or the Borrower Parties of a written request for such payment or reimbursement.

8. Representations and Warranties.

(a) The Borrower hereby represents and warrants to the Collateral Administrator and the Collateral Manager as follows:

(i) The Borrower has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, shareholders and creditors of the Borrower, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Borrower in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legally valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Borrower and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii) The execution, delivery and performance of this Agreement will not violate in any material respect any provision of any existing law or regulation binding on the Borrower, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Borrower, or the governing instruments of, or any securities issued by, the Borrower or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Borrower is a party or by which the

Borrower or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Borrower, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b) The Collateral Manager hereby represents and warrants to the Collateral Administrator and the Borrower as follows:

(i) The Collateral Manager has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. All material governmental and other consents that are required to have been obtained by the Collateral Manager with respect to its execution, delivery and performance of this Agreement have been obtained and are in full force and effect, and the Collateral Manager has complied in all material respects with all conditions of any such consents. This Agreement constitutes the legally valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii) The execution, delivery and performance of this Agreement by the Collateral Manager will not violate or conflict with any Applicable Law, contractual restrictions binding on or affecting it or any of its assets or any provision or its Governing Documents, in each case, except to the extent that such violation or conflict would not have a Material Adverse Effect.

(c) The Collateral Administrator hereby represents and warrants to the Collateral Manager and the Borrower as follows:

(i) The Collateral Administrator is a national banking association duly organized and validly existing under the laws of the United States of America and has the full corporate power and authority to execute, deliver and perform this Agreement and all its obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all its obligations required hereunder. No consent, approval, authorization or other action by or filing with any United States federal agency or other governmental body under any United States federal regulation or law, having jurisdiction over the banking powers of U.S. Bank, is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legally valid and binding obligation of the Collateral Administrator enforceable against the Collateral Administrator in accordance with its terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency reorganization, moratorium, liquidation or similar event applicable to the Collateral Administrator and (B) to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii) The execution, delivery and performance by the Collateral Administrator of this Agreement and the documents and instruments required hereunder will not violate in any material respect any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the certificate or articles of association or incorporation or by-laws of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

9. Amendments. This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Collateral Manager, the Borrower Parties, the Collateral Administrator, a Majority of the Equity Investors and the Administrative Agent in writing.

10. Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

12. Notices. Except as otherwise provided herein, the Collateral Administrator shall be entitled to accept and act upon instructions or directions pursuant to this Agreement sent by e-mail or other similar electronic methods; provided, however, that each of the Borrower Parties and the Collateral Manager shall provide to the Collateral Administrator an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Borrower Parties or the Collateral Manager elect to give the Collateral Administrator e-mail (or instructions by a similar electronic method) and the Collateral Administrator in its discretion elects to act upon such instructions, the Collateral Administrator’s reasonable understanding of such instructions shall be deemed controlling. The Collateral Administrator shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Administrator’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Each of the Borrower Parties and the Collateral

Manager agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Administrator, including without limitation the risk of the Collateral Administrator acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any notice, instruction or other instrument required or permitted to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours, or delivered prepaid registered mail or by telex, electronic mail, cable or other similar electronic methods to the parties at the following addresses or such other address as may be notified by any party from time to time. All notices, requests, directions and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given when received.

If to the Collateral Administrator, to:

U.S. Bank Trust Company, National Association

214 N. Tryon Street

Charlotte, North Carolina 28202

Attention: Global Corporate Trust

Reference: ORCIC JV WH II LLC

E-mail: Wellfleet_Chicago@usbank.com

If to the Borrower, to:

ORCIC JV WH II LLC

Puglisi & Associates 850 Library Avenue, Suite 204

Newark, DE 19711

Attention: Don Puglisi

Facsimile: +1 (302) 738-7210

Email: dpuglisi@puglisiassoc.com

with a copy to:

Milbank LLP

55 Hudson Yards

New York, New York 10001

If to the Collateral Manager, to:

ORCIC BC 9 LLC

c/o Owl Rock Core Income Corp.

399 Park Avenue, Floor 38

New York, NY 10022

Attention: Accounting

E-mail:

The Collateral Administrator shall be entitled to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any Person providing such instructions or directions shall provide to the Collateral Administrator an incumbency certificate listing Authorized Officers designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Collateral Administrator email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Administrator in its discretion elects to act upon such instructions, the Collateral Administrator’s reasonable understanding of such instructions shall be deemed controlling. The Collateral Administrator shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Administrator’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Administrator, including without limitation the risk of the Collateral Administrator acting on unauthorized instructions, and the risk of interception and misuse by third parties.

13. Successors and Assigns; Assignments. Any corporation or association into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Collateral Administrator may be sold or otherwise transferred, shall be the successor Collateral Administrator hereunder without any further act. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Collateral Manager, the Borrower Parties, and the Collateral Administrator. No party hereto may assign or delegate any of its rights or obligations under this Agreement (whether by way of security or otherwise) without the prior written consent of the other parties hereto, a Majority of the Equity Investors and the Administrative Agent; provided that (a) the Borrower may grant a lien on its rights hereunder as provided in the Loan Agreement and the Collateral Administrator and the Collateral Manager hereby acknowledge and consent to the creation of such lien; (b) the Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any Affiliate of the Collateral Administrator or its successors without the prior written consent of the Collateral Manager and the Borrower Parties; provided that, except as otherwise provided herein, the Collateral Administrator shall remain directly liable to the Borrower Parties and to the Collateral Manager for the performance of its duties and the fulfillment of its obligations hereunder; and (c) the Collateral Manager may delegate or assign its duties hereunder upon the same terms and conditions for delegation and assignment as are set forth in the Loan Agreement.

14. Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed in counterparts (including by facsimile or electronic transmission, including a “.pdf” or similar imaged document, a .jpeg file or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower Parties and reasonably available at no undue burden or expense to the Collateral Administrator), each of which will be deemed an original, all of which when so executed shall together constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by any electronic transmission or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronically signed document delivered via email from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. The Collateral Administrator shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

15. Conflict with the Loan Agreement. If this Agreement shall require that any action be taken with respect to any matter and the Loan Agreement shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Loan Agreement, the Loan Agreement shall govern.

16. Conditions Precedent. The rights and obligations of the parties to this Agreement shall become effective upon execution and delivery of (a) this Agreement and (b) the Loan Agreement.

17. No Bankruptcy Petition/Limited Recourse. The Collateral Manager and the Collateral Administrator each covenant and agree, prior to the later to occur of (i) the date which is one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all Obligations by the Borrower Parties under the Loan Agreement or, (ii) if an Approved Securitization is closed, after payment in full of all securities issued thereunder, not to institute against, or join any other Person in instituting against, the Borrower Parties any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding-up, or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law; provided, however, that nothing in this provision shall preclude, or be deemed to estop, the Collateral Manager or the Collateral Administrator (a) from taking any action prior to the expiration of the aforementioned period of one year (or if longer, the applicable preference period then in effect) and one day in (i) any case or proceedings voluntarily filed or commenced by the Borrower Parties or (ii) any involuntary insolvency proceeding filed or commenced against the Borrower Parties by a Person other than the Collateral Manager or the Collateral Administrator or (b) from commencing against the Borrower Parties or any properties of the Borrower Parties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, winding-up, or liquidation proceeding. Notwithstanding any other provision of this Agreement, any and all obligations of the Borrower Parties and any claims arising from, or any transactions contemplated by, this Agreement, shall be limited solely to the Collateral Obligations and other Collateral and paid in accordance with the provisions of the Loan Agreement, including Section 2.7 and Section 2.8 thereof. No recourse shall be had for the payment of any amount owing in respect of this Agreement against any affiliate, officer, member, shareholder, incorporator, employee or director of the Borrower Parties and if payments on any such claims from the Collateral are insufficient, no other assets will be available for payment of the deficiency and, following liquidation of all the Collateral, all outstanding obligations and claims against the Borrower Parties will be extinguished and shall not thereafter revive. The provisions of this Section 17 shall survive the termination of this Agreement.

18. Force Majeure. In no event shall the Collateral Administrator be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Collateral Administrator shall use reasonable best efforts which are consistent with accepted practices in the industry to maintain performance and, if necessary, resume performance as soon as practicable under the circumstances.

19. Jurisdiction. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in the City of New York in any proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of any such proceeding may be heard and determined in any such New York State or Federal court. The parties hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such proceeding. The parties irrevocably consent to the service of process in any proceeding by the mailing or delivery of copies of such process as set forth in Section 12 hereof. The parties agree that a final non-appealable judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

20. Survival. Notwithstanding any term herein to the contrary, all indemnifications set forth or provided for in this Agreement, together with Section 4, Section 15 and Section 17 of this Agreement, shall survive the termination of this Agreement and the resignation or removal of the Collateral Administrator.

21. Waiver of Jury Trial Right. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

22. No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

23. Rule 17g-5 Compliance.

(a) The Borrower Parties hereby appoint the Collateral Administrator as its agent (in such capacity, the “Information Agent”) for forwarding 17g-5 Information (as defined below) to the 17g-5 website (as defined below) that the Information Agent receives from the Borrower Parties, the Collateral Custodian or the Collateral Manager (or their respective representatives or advisors) in accordance with this Agreement that is designated as information to be posted on such website. To the extent that a Rating Agency makes an inquiry or initiates communications with the Borrower Parties, the Collateral Manager, the Collateral Administrator or the Collateral Custodian regarding the Collateral Obligations relevant to such Rating Agency’s surveillance of the Loan Agreement, all responses to such inquiries or communications from such Rating Agency shall be made in writing by the responding party and shall be provided to the Information Agent who shall promptly forward for posting such written response to the e-mail address established by the Borrower Parties for posting on the internet website established by the Borrower Parties for posting of 17g-5 Information (the “17g-5 Website”), access to which is limited to Rating Agencies and nationally recognized statistical rating organizations as the term is used in U.S. federal securities law (“NRSROs”) who have provided a certification executed by an NRSRO in favor of the Borrower Parties that states that such NRSRO has provided the Borrower Parties with the appropriate certifications under Exchange Act 17g-5(e) and that such NRSRO has access to the 17g-5 Website (the “NRSRO Certification”) in accordance with the procedures set forth in Section 23(c) hereof, and after the responding party receives written notification from the Information Agent (which the Information Agent agrees to provide on a reasonably prompt basis) (which may be in the form of e-mail) that such response has been forwarded for posting on the 17g-5 Website, such responding party may provide such response to such Rating Agency (all information required to be posted to Rating Agencies pursuant to this Section 23, the “17g-5 Information”).

(b) To the extent that any of the Borrower Parties, the Collateral Manager, the Collateral Custodian or the Collateral Administrator is required to provide any information to, or communicate with, any Rating Agency or another NRSRO in accordance with its obligations under the Loan Agreement, the Borrower Parties, the Collateral Manager, the Collateral Administrator or the Collateral Custodian, as applicable, shall provide such information or communication to the Information Agent by e-mail at the e-mail address separately provided by the Information Agent upon the issuance of an Initial Rating of the Funded Loans and/or Revolving Notes, which the Information Agent shall promptly forward to the 17g-5 Website in accordance with the procedures set forth in Section 23(c) hereof, and after the applicable party has received written notification from the Information Agent (which may be in the form of e-mail) that such information has been posted to the 17g-5 Website, the applicable party shall send such information to such Rating Agency in accordance with the delivery instructions set forth herein.

(c) All information to be made available to the Rating Agencies pursuant to this Section 23 shall be made available to the Information Agent for delivery to the 17g-5 Website. Information will be forwarded by the Information Agent to the 17g-5 Website for posting on the same Business Day of receipt provided that such information is received by 12:00 p.m. (Eastern time) or, if received after 12:00 p.m. (Eastern time), on the next Business Day. The Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the Information Agent may direct the 17g-5 Website to remove it from the 17g-5 Website. None of the Collateral Administrator, the Collateral Custodian and the Information Agent have obtained and shall be deemed to have obtained actual knowledge of any information only by receipt and posting to the 17g-5 Website. Access will be provided by the 17g-5 Website to the Rating Agencies, and to the NRSROs upon receipt of an NRSRO Certification (which certification may be submitted electronically). None of the Information Agent, the Collateral Administrator nor the Collateral Custodian shall have any obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Funded Loans and/or the Revolving Notes or for the purposes of determining the Initial Rating of the Funded Loans and/or the Revolving Notes with any Rating Agency or any of their respective officers, directors or employees.

(d) The Information Agent shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. The Information Agent shall not be liable for its failure to make any information available to the 17g-5 Website unless such information was delivered to the Information Agent at the e-mail address set forth herein, with a subject heading of “ORCIC JV WH II LLC – Rule 17g-5 Information” and sufficient detail to indicate that such information is required to be forwarded to the 17g-5 Website for posting.

(e) Notwithstanding anything to the contrary set forth herein, no provision contained in this Section 23 will be given force or effect until such time, if any, as the Administrative Agent has requested that any Rating Agency issue an Initial Rating of the Funded Loans and/or the Revolving Notes. For the avoidance of doubt, all the benefits, rights, protections, immunities and indemnities of the Collateral Administrator under this Agreement are enjoyed by the Collateral Administrator in its capacity as Information Agent.

24. Not Applicable to U.S. Bank Trust Company, National Association in Other Capacities. Nothing in this Agreement shall affect any right, benefit or obligation U.S. Bank Trust Company, National Association or any of its Affiliates may have in any capacity other than its capacities as Collateral Administrator or Collateral Custodian hereunder and under the other Transaction Documents to which it is a party.

25. Limitation of Liability. In no event shall the Collateral Administrator in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Borrower or the Portfolio Manager hereunder or under the Loan Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

ORCIC JV WH II LLC,
as Borrower

By:
Name:
Title:

S-1	ORCIC JV WH II LLC Collateral Administration Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:
Name:
Title:

S-2	ORCIC JV WH II LLC Collateral Administration Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

ORCIC BC 9 LLC, as the Collateral Manager

By:
Name:
Title:

S-3	ORCIC JV WH II LLC Collateral Administration Agreement